Exhibit (c)(4)

Project Nucleus
Discussion Materials

Goldman Sachs International
5 June 2008

Executive Summary

•	Nobel has a number of characteristics which make around $63 per share seem a reasonable price for the public shareholders

•	Top 25 shareholders are all likely to be in the money on an average cost basis at any offer north of $60 per share. The average cost in aggregate for the top 25 is around $45

•	Given relatively low liquidity in the stock (sub-100k shares per day), any large shareholder seeking to liquidate its position would probably suffer a material discount to market

•	12 month high is just over $62 - shareholders would need to go back to Jan 2001 to see prices at this level

•

Market price today represents a FY08E P/E multiple of around 20x (analysts forecasts) - for a company forecast to grow c. 15% over the next two years, given the current economic and market environment, this is already a healthy multiple, even before a premium

•	Given Newton’s involvement as both buyer and seller, we should also be aware of the need to provide for a situation where shareholders demand a “bump” from the bidder in order to get the deal through

•	In our analysis of minority squeeze outs since 2001, a price bump has been necessary in two thirds of the completed deals

•

While it make sense to pitch the initial offer at a level of around $63 per share, there is a high likelihood that the offer price will need to be increased to up to $65 per share to win over the minority shareholders

Overview of Nucleus LTM Share Price Performance

Source: Datastream (as of 29-May-2008)

[1] New Technology Index comprises TiVo and OpenTV.

Overview of Nucleus Volumes Traded at Various Prices

Source: Datastream as of 29-May-2008

Overview of Nucleus Analyst Target Prices and Recommendations

Source: Multex, IBES, Bloomberg as of 29-May-2008

Nucleus Ownership Analysis Average Cost Basis and Historical Holdings ($ in millions)

Name	Equity Assets	Average Cost Basis	Latest Position		Historical Ownership
			Shares	% Out¹	Q4 ‘07	Q3 ‘07	Q2 ‘07	Q1 ‘07	Q4 ‘06	Q2 ‘06	Q4 ‘05	Q2 ‘05
Janus Capital Management LLC	$92,872	$34.61	1,774,495	11.0%	1,775,180	1,773,825	1,773,565	1,776,400	1,447,831	685,801	727,126	733,380
Fidelity Management & Research	677,148	42.78	1,492,434	9.2	1,494,834	1,304,888	827,705	810,715	1,048,627	2,191,275	2,082,692	1,969,202
Egerton Capital Ltd.	1,906	44.60	1,459,508	9.0	1,459,508	1,459,508	1,459,508	1,414,985	1,414,985	163,098	116,258	0
Renaissance Technologies Corp.	51,591	46.32	1,285,449	7.9	1,280,949	1,322,649	1,244,349	1,084,549	954,249	522,049	204,049	6,249
Fidelity International Limited	133,874	48.14	1,171,929	7.2	900,629	712,165	477,501	746,617	859,017	1,002,069	997,671	865,980
Morgan Stanley & Co. Inc.	109,375	57.45	956,555	5.9	1,024,115	49,330	94,524	17,608	62,047	18,128	17,637	0
T. Rowe Price Associates, Inc.	250,933	40.43	698,621	4.3	563,621	564,421	564,421	555,800	455,800	393,600	394,800	250,000
Henderson Global Investors Ltd.	51,832	39.29	633,578	3.9	665,759	671,569	664,369	500,918	496,553	541,553	1,051,957	1,051,957
Ashford Capital Management, Inc.	931	47.49	404,380	2.5	360,830	358,735	345,800	256,500	251,000	0	0	0
T. Rowe Price International (UK) Inc.	16,530	57.85	400,000	2.5	400,000	0	0	0	0	0	0	0
BankInvest A/S	4,411	30.05	351,200	2.2	351,200	351,200	351,200	351,200	351,200	441,449	247,220	260,320
Diamondback Capital Management, L.L.C.	3,221	47.11	336,500	2.1	312,224	325,700	370,000	266,350	221,100	256,000	100,000	0
Calamos Advisors LLC	27,346	56.08	290,000	1.8	216,000	0	0	0	34,000	117,000	63,000	22,000
S.A.C. Capital Management, L.L.C.	8,797	50.93	216,545	1.3	0	0	0	0	0	0	0	0
SEB Asset Management (Denmark)	3,493	27.84	203,397	1.3	203,397	210,782	210,782	195,338	195,338	261,828	237,350	273,250
Peregrine Capital Management, Inc.	6,571	46.97	202,300	1.3	224,200	300,000	233,900	238,600	259,100	0	0	0
Shannon River Fund Management, L.L.C.	159	50.67	192,026	1.2	133,226	108,302	99,291	41,816	71,450	0	0	0
Goldman Sachs & Company, Inc.	76,788	55.18	174,911	1.1	107,412	0	0	0	4,617	0	0	0
Mackenzie Financial Corporation	37,049	38.97	133,553	0.8	133,553	179,253	179,253	179,253	179,253	179,253	203,500	0
Mackenzie Cundill Investment Research	12,481	50.46	113,000	0.7	113,000	158,700	158,700	158,700	158,700	158,700	0	0
Universal-Investment-Gesellschaft mbH	38,066	50.36	105,500	0.7	105,500	105,500	105,500	86,100	86,100	82,500	0	80,600
Millennium Management, L.L.C.	16,787	50.01	97,863	0.6	53,646	65,326	37,245	0	44,942	18,094	0	0
Mazama Capital Management, Inc.	5,116	55.78	92,450	0.6	64,825	0	0	0	0	0	0	0
Baron Capital Management, Inc.	16,974	55.95	91,000	0.6	66,000	0	0	0	0	0	0	0
Société Générale Asset Management UK	5,839	50.62	78,800	0.5	78,800	78,500	78,500	0	0	0	0	0
Top Twenty-Five		$44.79	12,955,994	80.1%	12,088,408	10,100,353	9,276,113	8,681,449	8,595,909	7,032,397	6,443,260	5,512,938

Source: Thomson Financial — Capital Markets Consulting

[1] Shares outstanding consists of 16.187 million Series A shares.

Preliminary Valuation of Nucleus Comparison to Selected Peers

Source: Company Filings. Estimates as per IBES consensus (median). Market data as at 29-May-2008. Data is calendarised to June

Preliminary Valuation of Nucleus Valuation Summary

Source: Estimates based on IBES medians, except for Macrovision, which is based on GS Research and shown pro forma for the acquisition of Gemstar
[1] Based on current diluted shares outstanding of 59.4m and Mar-2008 net cash position of $696m.

Preliminary Valuation of Nucleus Analyst Valuations

Source: Broker Research Note: Assumes Mar-2008 net cash of $696m, 58.1m basic shares outstanding and 2.8m options with weighted average strike price of $29.05

Preliminary Valuation of Nucleus Analysis at Various Prices – Calendarised to June
Equity Value per Share				$51.58		$62.00		$63.00		$64.00		$65.00		$66.00
Premium over Current Share Price				0.0%		20.2%		22.1%		24.1%		26.0%		28.0%
Premium over 1 Mo VWAP				(1.3)%		18.6%		20.5%		22.4%		24.3%		26.2%
Premium over 3 Mo VWAP				2.1%		22.7%		24.7%		26.7%		28.7%		30.6%
Diluted Equity Market Cap				$3,064	m	$3,700	m	$3,761	m	$3,822	m	$3,883	m	$3,943	m
Net Debt/(Cash)¹				(696)		(696)		(696)		(696)		(696)		(696)
Enterprise Value				$2,368	m	$3,003	m	$3,064	m	$3,125	m	$3,186	m	$3,247	m
		Metric														Peers
																Kudelski		Macrovision		Cisco
EV/Revenues	Jun-2008	$832.8	m	2.8	x	3.6	x	3.7	x	3.8	x	3.8	x	3.9	x	1.0	x	2.9	x	3.7	x
	Jun-2009	$934.7	m	2.5	x	3.2	x	3.3	x	3.3	x	3.4	x	3.5	x	0.9	x	3.0	x	3.3	x
	Jun-2010	$1036.1	m	2.3	x	2.9	x	3.0	x	3.0	x	3.1	x	3.1	x	0.8	x	3.0	x	2.9	x
08 Revenue Multiple to 08-10 Growth		11.5%		0.25	x	0.31	x	0.32	x	0.33	x	0.33	x	0.34	x	0.11	x	NM		0.29	x
EV/EBITDA (IBES Consensus)	Jun-2008	$226.7	m	10.4	x	13.2	x	13.5	x	13.8	x	14.1	x	14.3	x	9.4	x	10.8	x	11.3	x
	Jun-2009	$265.2	m	8.9	x	11.3	x	11.6	x	11.8	x	12.0	x	12.2	x	8.0	x	8.1	x	10.3	x
	Jun-2010	$288.4	m	8.2	x	10.4	x	10.6	x	10.8	x	11.0	x	11.3	x	5.8	x	6.5	x	9.7	x
08 EBITDA Multiple to 08-10 Growth		12.8%		0.82	x	1.04	x	1.06	x	1.08	x	1.10	x	1.12	x	0.34	x	0.37	x	1.43	x
P/E (IBES Consensus)	Jun-2008	$2.65		19.5	x	23.4	x	23.8	x	24.2	x	24.5	x	24.9	x	23.3	x	10.1	x	17.1	x
	Jun-2009	$3.04		17.0	x	20.4	x	20.8	x	21.1	x	21.4	x	21.7	x	18.0	x	8.8	x	15.6	x
	Jun-2010	$3.50		14.8	x	17.7	x	18.0	x	18.3	x	18.6	x	18.9	x	9.3	x	6.6	x	13.9	x
08 P/E Multiple to 08-10 Growth		14.8%		1.31	x	1.58	x	1.60	x	1.63	x	1.65	x	1.68	x	0.40	x	0.43	x	1.58	x

Source: IBES medians, company filings, market data as of 29-May-2008

[1] Nucleus current share price of $51.58, 1 month VWAP of $52.28 and 3 month VWAP of $50.52 as at close of 29-May-2008. [2] Net cash position as at 31-Mar-2008, based on company filings.

Preliminary Valuation of Nucleus Precedent US Minority Squeeze-outs: Premia to 1-Day Closing Price	Mean:	27.8%
	Median:	25.4%

Source: Factiva, Datastream

Note:	Premium shown is final premium over share price one day prior to announcement. No figure is quoted for transactions with negative premia, however they are included in the median calculation Figures shown in brackets after the target name are % owned by the acquiror prior to the transaction / number of price bumps before final price

Comparison of Selected Companies Calendarised to June ($ in millions, except per share data)

Company	Closing Price 29-May-2008	% of 52 Week High	Equity Market Cap (1)	Ent. Value (1)	Enterprise Value Multiples (2)												Calendarized P/E Mults (2)						08-10 EPS CAGR (2)	2008 PE/08-10 EPS CAGR
					Revenue						EBITDA
					2008		2009		2010		2008		2009		2010		2008		2009		2010
Conditional Access (Tier 1)
Nucleus	$51.58	83%	$3,064	$2,368	2.8	x	2.5	x	2.3	x	10.4	x	8.9	x	8.2	x	19.5	x	17.0	x	14.8	x	15%	1.3	x
Kudelski	14.75	32	769	904	1.0		0.9		0.8		9.4		8.0		5.8		23.3		18.0		9.3		59%	0.4
Macrovision	13.58	44	1,394	2,087	2.9		3.0		3.0		10.8		8.1		6.5		10.1		8.8		6.6		24%	0.4
ADB	28.74	40	173	185	0.6		0.5		0.5		5.0		4.3		3.7		10.5		7.5		6.2		30%	0.4
	Mean	50%	$1,350	$1,386	1.8	x	1.7	x	1.6	x	8.9	x	7.3	x	6.1	x	15.8	x	12.8	x	9.2	x	32%	0.6	x
	Median	42	1,082	1,495	1.9		1.7		1.6		9.9		8.1		6.2		15.0		12.9		7.9		27%	0.4
New Technology (Tier 2)
TiVo	$8.32	91%	$868	$769	3.1	x	3.4	x	2.7	x	NM		NM		73.0	x	NM		NM		NM		NM	NM
OpenTV	1.50	65	210	131	1.2		1.1		0.9		17.8		6.9		3.7		567.2		25.0		9.1		690%	0.8
	Mean	78%	$539	$450	2.1	x	2.3	x	1.8	x	17.8	x	6.9	x	38.3	x	567.2	x	25.0	x	9.1	x	690%	0.8	x
	Median	78	539	450	2.1		2.3		1.8		17.8		6.9		38.3		567.2		25.0		9.1		690%	0.8
Internet Security (Tier 3)
Entrust	$2.76	64%	$170	$149	1.4	x	1.3	x	NA		NA		NA		NA		NA		22.1	x	NA		NM	NM
VeriSign Inc.	40.11	98	9,583	8,150	6.7		7.9		6.7		18.6		15.8		12.3		39.7		31.0		21.9		35%	1.1
	Mean	81%	$4,876	$4,150	4.1	x	4.6	x	6.7	x	18.6	x	15.8	x	12.3	x	39.7	x	26.5	x	21.9	x	35%	1.1	x
	Median	81	4,876	4,150	4.1		4.6		6.7		18.6		15.8		12.3		39.7		26.5		21.9		35%	1.1
Other Market Standard Companies
Cisco	$26.21	77%	$161,002	$145,241	3.7	x	3.3	x	2.9	x	11.3	x	10.3	x	9.7	x	17.1	x	15.6	x	13.9	x	11%	1.6	x
Dolby Laborato	$47.42	90%	$5,292	$4,948	8.6	x	7.2	x	6.4	x	18.8	x	15.4	x	14.4	x	32.1	x	27.8	x	23.8	x	16%	2.0	x
Qualcomm	$49.22	100%	$83,084	$71,848	7.2	x	6.3	x	5.5	x	18.6	x	14.7	x	NA		23.7	x	21.4	x	18.3	x	14%	1.7	x
ARM Holdings	$2.00	64%	$2,590	$2,487	4.7	x	4.4	x	4.0	x	16.9	x	14.8	x	12.7	x	25.9	x	18.8	x	16.1	x	27%	1.0	x
Microsoft (3)	$28.31	76%	$263,895	$234,469	3.9	x	3.5	x	3.2	x	8.9	x	8.0	x	7.4	x	15.1	x	13.1	x	11.7	x	13%	1.1	x
Citrix	$34.44	79%	$6,458	$5,660	3.8	x	3.2	x	2.8	x	15.6	x	11.8	x	NA		21.6	x	19.1	x	15.9	x	17%	1.3	x
Autonomy	$17.48	85%	$3,738	$3,694	9.0	x	7.1	x	6.2	x	24.2	x	18.2	x	15.3	x	36.7	x	27.0	x	21.9	x	29%	1.2	x
	Mean	82%	$75,151	$66,907	5.8	x	5.0	x	4.4	x	16.3	x	13.3	x	11.9	x	24.6	x	20.4	x	17.4	x	18%	1.4	x
	Median	79	6,458	5,660	4.7		4.4		4.0		16.9		14.7		12.7		23.7		19.1		16.1		16%	1.3

(1)    Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.

(2)    Sources: Projected revenues, EBITDA, and EPS are based on IBES median estimates and/or other Wall Street research. All estimates have been calendarized.

(3)    Pro forma for the acquisition of FAST Search & Transfer announced 8-Jan-08.

Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.

Sources: Projected revenues, EBITDA, and EPS are based on IBES median estimates and/or other Wall Street research. All estimates have been calendarized.

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